EXHIBIT 10.2

                          DEBENTURE PURCHASE AGREEMENT

      Agreement made as of this 27th day of May, 2005 by and between Multi Solutions, Inc., a New Jersey corporation ("MultiSol"), Multi Soft, Inc., a New Jersey corporation ("SoftSub"), and Michael Potter (the "Purchaser").

      WHEREAS, MultiSol and SoftSub (together "Multies") have entered into a Security Purchase Agreement with certain individuals and entities, dated April 25, 2005, whereby Multies have agreed to issue convertible debentures (the "Debentures"), convertible into 70% of the outstanding shares of Multies common stock.

      WHEREAS, presently Multies have an insufficient amount of authorized shares of common stock to permit full conversion of the Debentures, and prior to the conversion of the Debentures, Multies will authorize a sufficient number of shares of common stock to effectuate the conversion of the Debentures,

      WHEREAS, Purchaser desires to purchase convertible debentures, which are convertible into 24,613,131 shares of MultiSol common stock, representing 25.9% of the issued and outstanding MultiSol shares, and 15,994,390 shares of SoftSub common stock, representing 25.9% of the issued and outstanding SoftSub shares.

      NOW THEREFORE, in consideration of the promises, the receipt and adequacy of which is hereby acknowledged, the Purchaser and Multies hereby agree as follows:

1.    Issuance of Securities:

      1.1   Subject to the terms and conditions hereof

      (a) MultiSol shall issue to Purchaser $35,000 principal amount of its 6% Convertible Debentures due May 1 2006, which shall be convertible into 24,613,131 shares of MultiSol common stock, representing 25.9% of the issued and outstanding MultiSol shares, assuming full conversion ("MulitSol Debenture"), and

      (b) SoftSub shall issue to Purchaser $12,000 principal amount of its 6% Convertible Debentures due May 1 2006, which shall be convertible into 15,994,390 shares of SoftSub common stock, representing 25.9% of the issued and outstanding SoftSub shares, assuming full conversion ("SoftSub
Debenture")(together, the "New Debentures").

      1.2 In accordance with the terms of the New Debentures, Purchaser shall pay to Multies an aggregate of $47,000. Prior to conversion of the New Debentures, Multies shall authorize a sufficient number of shares of common stock to effectuate the conversion of the Debentures and New Debentures.


2. Representations and Warranties of Multies: Multies represent and warrant to Purchaser as follows:

      2.1 This Agreement constitutes the legal, valid and binding obligations of Multies and is enforceable against them in accordance with the terms hereof.

      2.2 Multies are corporations duly organized, validly existing and in good standing under the laws of the State of New Jersey and have all requisite power, qualification and authority, corporate or otherwise,

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to own, lease and operate their properties and assets and carry on their business as and in the places where such properties and assets are now owned, leased or operated or such business is now being conducted. Multies are in good standing in each and every jurisdiction where their failure to qualify or to be in good standing would have a materially adverse effect on their financial condition, the conduct of their business or the ownership of their assets.

      2.2 Multies have all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of Multies shall be duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement shall be duly authorized, executed and delivered by Multies, constitutes the legal valid and binding obligation of Multies, and is enforceable as to Multies in accordance with the terms hereof.


3. Representations and Warranties of the Purchaser: Purchaser represents and warrants to Multies as follows:

      3.1 Purchaser has all the requisite power and authority to execute, deliver and perform this Agreement. This Agreement constitutes the legal, valid and binding obligations of Purchaser and is enforceable against him in accordance with the terms hereof.

      3.2 The Purchaser understands that an investment in the New Debentures is extremely speculative with a high degree of risk of loss that may result in the loss of the Purchaser's entire investment, and there are substantial restrictions on the transferability of the shares underlying the New Debentures.

      3.3 The Purchaser is able to (a) bear the economic risk of this investment, (b) hold the New Debentures or shares underlying the New Debentures, and (c) can presently afford a complete loss of this investment.

      3.4 The Purchaser has adequate means of providing for current needs and personal contingencies and has no need for liquidity in this investment. The Purchaser further represents that Purchaser's overall commitment to investments which are not marketable is not disproportionate to Purchaser's net worth and the investment in the New Debentures will not cause such commitment to become excessive.

      3.5 The Purchaser has adequate knowledge and expertise in financial and business matters to be capable of evaluating the merits and risk of an investment in the New Debentures and of making an informed investment decision.

      3.6 Purchaser is acquiring the New Debentures for Purchaser's own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the Securities Act"). Purchaser hereby acknowledges and agrees that the New Debentures and shares underlying the New Debentures have not been registered under the Securities Act or any state securities or "blue sky" laws and may not be sold, transferred or otherwise disposed of except in compliance with the provisions of the Securities Act and the rules and regulations promulgated thereunder and such state securities or "Blue sky" laws.


4. Miscellaneous Provisions:

      4.1 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in

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this Agreement constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied and except as may be specifically provided herein. No change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

      4.2 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely within that State. Any dispute in any way related to the subject matter of this Agreement shall be litigated exclusively within the State of New York and all parties hereto, consent to the jurisdiction of the State and/or United States Federal District Courts of New York. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement that can be affected without such illegal clause, section or part shall nevertheless continue in full force and effect.

      4.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns or heirs and personal representatives.

      4.4 Counterparts. This Agreement may be executed by fax transmission and in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.


                                          MULTI SOLUTIONS, INC.

/s/Michael Potter                      By: /s/Jerome Goubeaux
-------------------------                  ------------------------------
Michael Potter, Purchaser                      Jerome Goubeaux, President



                                          MULTI SOFT, INC.

                                          By: /s/Jerome Goubeaux
                                              ----------------------------
                                                Jerome Goubeaux, President